Exhibit 1

Joint Filing Statement

Statement Pursuant to Rule 13d-1(k)(1)

The undersigned hereby consent and agree to file a joint statement on Schedule 13G under the Securities Exchange Act of 1934, as amended, with respect to the Common Stock, with $0.01 par value of Jack Henry & Associates, Inc., beneficially owned by them, together with any or all amendments thereto, when and if appropriate. The parties hereto further consent and agree to file this Statement pursuant to Rule 13d-1(k)(1)(iii) as an exhibit to Schedule 13G, thereby incorporating the same into such Schedule 13G.

Dated: February 7, 2024	APG Asset Management US Inc.

	By:	/s/ Evan Gordon
	Name:	Evan Gordon
	Title:	Chief Compliance Officer

APG Asset Management, N.V.

	By:	/s/ Evan Gordon
	Name:	Evan Gordon

APG Groep, N.V.

	By:	/s/ Evan Gordon
	Name:	Evan Gordon

Stichting Pensioenfonds ABP

	By:	/s/ Evan Gordon
	Name:	Evan Gordon